Exhibit 10.15 FIFTH AMENDMENT TO LEASE AGREEMENT THIS FIFTH AMENDMENT TO LEASE AGREEMENT (the "Fifth Amendment") is made as of the 10th day of December, 2018, by and between Wharton Lender Associates, L.P., a Pennsylvania limited partnership ("Landlord"), and Krystal Biotech Inc. a Delaware corporation formerly known as Krystal Biotech, LLC, a California limited liability company, ('"Tenant"). WITNESSETH: WHEREAS, by Lease dated May 26, 2016 (the '·Original Lease"), as amended by First Amendment to Lease Agreement dated July 26, 2016, Second Amendment to Lease Agreement dated February 27, 2017 (the "Second Amendment"), Third Amendment to Lease Agreement dated May 31, 2018 (the "Third Amendment"), and Fourth Amendment to Lease Agreement dated October 22, 2018 (the ·'Fourth Amendment"') (the Original Lease as amended, collectively, the "Lease"), Landlord currently leases to Tenant and Tenant currently leases from Landlord certain premises (the "Existing Premises") consisting of a total of 16,981 rentable square feet, being 10,978 rentable square feet (the "Seventh Floor Premises") located on the 7th Floor and 6,003 rentable square feet (the 'Sixth Floor Premises") on the 6th Floor, all in the building known as 2100 Wharton Street, Pittsburgh, Pennsylvania (the "Building"); and WHEREAS, Landlord and Tenant now desire to amend the Lease so as to (i) lease to Tenant an additional 14,398 rentable square feet of area on the 3rd Floor of the Building (the "Third Floor Premises"). thereby increasing Tenant's rentable area in the Building to a total of 25,376 rentable square feet of office space in the Building (upon Tenant's vacation of the Sixth Floor Premises); (ii) provide for the termination of the leasing and vacation of the Sixth Floor Premises; (iii) extend the Term of the Lease; and (iv) modify certain other terms of the Lease, all in accordance with the terms and provisions hereof. NOW THEREFORE, the parties hereto, in consideration of the mutual premises contained herein, and intending to be legally bound hereby, do covenant and agree as follows: 1. Recitals. The foregoing preamble is incorporated by reference herein as if set forth at length. Capitalized terms not otherwise defined shall have the meaning given to such terms in the Lease. All references herein to the Lease shall include this Fifth Amendment. 2. Third Floor Premises; Third Floor Premises Commencement Date. (a) Effective as of the Third Floor Premises Commencement Date (as defined below) and the Sixth Floor Vacate Date (as defined below), the Premises shall be amended to comprise, in addition to the Existing Premises, the Third Floor Premises, consisting of approximately 14,398 rentable square feet of area on the 3rd Floor of the Building), for a total of 25,376 rentable square feet of area, as outlined on Exhibit “A" attached hereto and made a part hereof. Accordingly, effective as of the Third floor Premises Commencement Date (as defined below) and the Sixth Floor Vacate Date, the “Premises" shall mean a total of 25,376 rentable square feet of area consisting of I 0,978 rentable square feet on the 7111 Floor and 14,398 rentable square feet on the yd floor of the Building, as described on Exhibit “A". Tenant shall vacate the 6,003 rentable square feet of the Sixth Floor Premises on the Sixth Floor Vacate Date as per Section 3 below. During the time period between the Third Floor Premises Commencement Date until the Sixth Floor Vacate Date, Premises shall mean a total of 31,379 rentable square feet consisting of 10,978 rentable square feet on the 7th Floor and 14,398 rentable square feet on the 3rd Floor and 6,003 rentable square feet on the Sixth Floor of the Building. (b) Third Floor Premises Commencement Date; Expiration Date. The Term of the Lease for the Third Floor Premises and Tenant's obligation to pay Fixed Rent and additional rent for the Third Floor Premises shall commence on the date that is one hundred eighty (180) days after Landlord has Substantially Completed Landlord's Base Building Work (as defined below) (the “Third Floor Premises Commencement Date”). Landlord shall provide written notice to Tenant stating the Third Floor Premises Commencement Date.

3. Vacation of the Sixth Floor Premises. (a) Notwithstanding anything in the contrary contained in the Lease, (Tenant shall vacate the 6,003 rentable square feet of the Sixth Floor Premises on the Third Floor Commencement Date and leave it in the condition required under the Lease (the "Sixth Floor Vacation Date''). Notwithstanding the foregoing sentence, upon prior written notice to Landlord, Tenant may continue to occupy the Sixth Floor Premises on a month-to-month basis after the Third floor Premises Commencement Date occurs, in which case, the Sixth Floor Vacation Date shall be the date that is thirty (30) days after either party gives notice of termination to the other party of the leasing of the Sixth Floor Premises only. As of the Sixth Floor Vacation Date, the Lease shall be terminated solely as to the Sixth Floor Premises, and Landlord shall take possession of the Sixth Floor Premises, and Landlord may subsequently lease or otherwise utilize the Sixth Floor Premises on such terms and conditions as Landlord shall deem proper, in its sole and absolute discretion, without obtaining the consent of Tenant. (b) Effective as of the Sixth Floor Vacation Date, the "Premises" shall mean a total of 25,376 rentable square feet of area in the Building, being 14,398 rentable square feet on the 3rd Floor of the Building and 10,978 rentable square feet on the 7th Floor of the Building. 4. Extended Term of Lease for Premises. The Term of the Lease for the Premises (beingl4,398 rentable square feet on the 3rd Floor of the Building and I 0,978 rentable square feet on the 7th Floor of the Building) is hereby extended for an additional period of one (I) year (the "Extended Term''), commencing on March 1, 2026 (the "Extended Term Commencement Date”) and ending on February 28, 2027 (“the Expiration Date"). 5. Fixed Rent. (a) Fixed Rent for the Existing Premises. Commencing on the date hereof until the Sixth Floor Vacation Date, Tenant shall continue to pay Fixed Rent for the Existing Premises (being 16,981 rentable square feet consisting of 10,978 rentable square feet on the 7th Floor and 6,003 rentable square feet on the 6th floor) in accordance with the terms of the Original Lease, Third Amendment and Fourth Amendment. (b) Fixed Rent for the Third Floor Premises. Commencing on the Third Floor Premises Commencement Date, Tenant shall pay Landlord Fixed Rent for the Third Floor Premises (being 14,398 rentable square feet) as follows:

Notwithstanding the above, so long as Tenant is not in material default under the terms of this Lease, Tenant shall receive an abatement to its Fixed Rent in the total amount of $111,510.00 applied as a monthly credit of $9,292.50 per month for the first twelve (12) months of the Third Floor Premises Term of the Lease only. Such abatement of Fixed Rent shall not affect Tenant's obligation to pay additional rent or any other sums payable by Tenant as and when due under the terms of this Lease. (c) Fixed Rent for the Premises. For the Extended Terms, Tenant shall pay to Landlord fixed Rent for the Premises (being 25,376 rentable square feet consisting of 14,398 rentable square feet on the 3rd Floor and 10,978 rentable square feet on the 7th Floor) at the annual rate(s) as follows: All Fixed Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the Term without demand, notice, offset or deduction. 6. Tenant's Share: Tenant's Percentage. (a) Commencing as of the Third Floor Premises Commencement Date, “Tenant's Percentage" as defined in Paragraph l .L. of the Original Lease and "Tenant's Share", as defined in Paragraph 4.A.(ii) of the Original Lease shall mean "9.03%". and all references in the Lease to "Tenant's Share" and "Tenant's Percentage" shall mean “9.03%''. (b) Commencing as of the date of January 1, 2020, “Tenant's Percentage" as defined in Paragraph I .L. of the Original Lease and "Tenant's Share", as defined in Paragraph 4.A.(ii) of the Original Lease shall mean “11.22%", and all references in the Lease to "Tenant's Share" and "Tenant's Percentage" shall mean “11.22%". 7. Condition of the Premises. Notwithstanding anything contained in the Lease to the contrary, except solely for Landlord's Base Building Work (as defined below): (i) Landlord shall deliver the Third Floor Premises to Tenant and Tenant accepts delivery and possession of the Third Floor Premises in its current ··as-is" where is condition; and (ii) Tenant shall perform, at Tenant's sole cost and expense, all work and modifications to the Third Floor Premises that is necessary or desired; and (iii) Tenant's continued possession of the Premises shall be in its current “as-is" where is condition; and (iv) any and all costs for work required in the Premises shall be at Tenant's sole cost and expense. 8. Landlord's Base Building Work. A. Notwithstanding anything contained in the Lease to the contrary, the Premises shall be delivered in its current “as-is" condition except that Landlord agrees to do or otherwise perform that work in or relating to the Third Floor Premises necessary to complete the work described in Exhibit ”B” attached hereto and made a part hereof (the "Landlord's Base Building Work"). In no event and under no circumstances will Landlord's Work entail or will Landlord be obliged to perform any work or supply any materials in excess of the work and materials described with particularity in Exhibit "B". All work in the Premises other than Landlord’s Work, shall be performed by Tenant at Tenant's sole cost and expense. Within ten (10) days after the date of the Lease, Tenant will provide Landlord with all specifications and/or approval of Landlord's plans that are required for Landlord to perform Landlord's Base Building Work.

B. The Third Floor Premises shall be deemed to be Substantially Completed when the work shown on Exhibit "B" attached hereto and made a part hereof has been completed except for the Excluded Landlord Work Items (as defined below) and: (i) any improvements or work to be performed by Tenant including Tenant's Work; and (ii) items not completed because of: (a) delay by Tenant in furnishing or receiving any drawings or approvals within the time set forth in any agreement between Landlord and Tenant; or (b) changes in the work to be performed by Landlord which are requested by Tenant after approval of Tenant's plans; or (c) delays, not caused by Landlord, in obtaining materials required for installation or work in the Premises, provided that Tenant shall be notified of Landlord's good faith estimate of the anticipated delay promptly after discovery thereof by Landlord, and shall be given an opportunity to specify alternative materials in requirements; or (d) interference by Tenant or any of its employees, agents or contractors. Notwithstanding anything to the contrary in the foregoing, Tenant specifically agrees that the following items are deemed to be “Excluded Landlord Work" Items: (i) all work items that need to be completed in conjunction with Tenant's Work, or are contingent upon the completion of Tenant's Work; and (ii) any work related to the replacement of the roof. Tenant acknowledges and agrees that Landlord's Base Building Work will not be sufficient to allow the Third Floor Premises to be used for Tenant's purposes. Tenant understands that additional work will be required, and Tenant agrees to perform all such additional work at Tenant's sole cost and expense. 9. Tenant’s Work. Tenant agrees to do or otherwise perform at Tenant's sole cost and expense, all work that is necessary in order for Tenant to open and conduct its business in the Third Floor Premises (“Tenant’s Work"'). (a) Tenant’s Plans. Tenant shall provide, at Tenant's sole cost and expense, all of the plans, specifications and drawings necessary to design and construct Tenant's Work, including all required mechanical, electrical and plumbing drawings, the location and installation of all equipment, risers, disconnects, ducts, utility and HVAC distribution, and other Tenant installations (collectively, the "Tenant's Plans"). Notwithstanding the foregoing, Landlord shall provide at Landlord's expense, the test-fit drawings for the non-lab portion of the Third Floor Premises. All such drawings shall be prepared by Landlord's space planner (the “Space Planner") at Landlord's sole cost and expense. Tenant's Plans shall be prepared by Tenant and shall be subject to the prior written approval of Landlord. Landlord’s review of Tenant's Plans shall not impose any obligation or liability on Landlord, its agents or representatives. and Landlord's approval of Tenant's Plans shall not serve as a representation or warranty as to the accuracy of Tenant's Plans or as to compliance with any laws. codes, regulations or ordinances. Landlord shall approve Tenant's Plans prior to Tenant commencing any of Tenant's Work. (b) Tenant's Work shall be performed. at Tenant's sole cost and expense, by a bona fide union general contractor and bona fide union subcontractors, architects and engineers selected by Tenant. Landlord shall have the right to approve all contractors and subcontractors, and the performance of Tenant's Work, and all such contractors and subcontractors performing such work, shall comply in all respects with all applicable laws, codes and regulations and with the terms of this Paragraph 29 and the terms of Paragraph 12 of the Original Lease, Tenant's Plans. and with the rules and regulations attached to the Lease; provided, however, that Landlord will not unreasonably withhold approval of said contractors and subcontractors if proof of proper licensure and insurance is demonstrated to Landlord. Tenant's Work shall not interfere with or affect the common areas or structural components of the Building or any building or any building mechanical systems, HVAC, electrical, plumbing, gas, plumbing, elevator or other building operating systems serving other tenants and occupants of the Building. Tenant shall perform or cause to be performed Tenant's Work in a manner which shall not interfere with or interrupt the business operations or premises of other tenants in the Building, except as may be approved by Landlord. Tenant shall commence Tenant's Work within ten (10) days following Landlord's written approval of Tenant's Plans therefor. All of the cost and expense of Tenant's Work and other matters relating to work and/or installations to be made at the Premises shall be borne by Tenant. (c) Notwithstanding anything to the contrary in the forgoing, Landlord shall provide construction administration services for the non-lab portion of Tenant's Work, subject to a separate statement of work, as approved by Landlord and Tenant.

10. Vehicle Parking. Commencing as of the Third Floor Premises Commencement Date, Section 7 of the Fourth Amendment shall be deleted in its entirety, and the same shall be null and void and of no force or effect, and shall be replaced with the following: "Commencing as of the Sixth Floor Premises Commencement Date until the Expiration Date, subject to the Parking Rules set forth in Exhibit B to the Original Lease, as modified by Landlord from time to time (the "Rules"), Tenant shall be entitled to use up to thirty-seven (37) unreserved parking spaces in the parking facility of the Property, subject to availability, at the rate of One Hundred Forty and 00/Dollars ($140.00) per month per parking space. Tenant shall pay Landlord, as additional rent, without demand, notice, offset or deduction, the foregoing rate per parking space per month for each month of the Expansion Space Terms hereof for each of the Parking Spaces utilized by Tenant. Notwithstanding the foregoing, so long as Tenant is not in material default under the terms of the Lease, sixteen (16) of the foregoing unreserved parking spaces shall be provided at no charge." 11. Tenant’s Generator; Insurance. Within thirty (30) days from the date of this Fifth Amendment, Landlord and Tenant agree to execute a mutually satisfactory separate Generator License Agreement for the existing and additional electrical generator to be installed by Tenant in or near the Building. It is understood that there will not be a license fee charged by Landlord for the generators, but that all costs, expenses, and liability with regards to generators installed by Tenant shall be at Tenant's sole cost, expense and liability and Tenant releases, remises, discharges and acquits the Landlord along with their agents, representatives, assigns, predecessors, successors, insurers, sureties and mortgage lenders from any and all claims which the Tenant may have against any of them arising from generators installed by Tenant. In addition, Tenant agrees to indemnify, defend and hold harmless Landlord and their respective representatives from and against all claims, actions, losses, liabilities, costs and expenses of any nature whatsoever (including attorneys· and other legal fees and costs} arising from or relating to generators installed by Tenant. Tenant shall deliver to Landlord a certificate of insurance naming Landlord as additional insured and satisfactory to Landlord covering generators installed by Tenant and Tenant's contractual obligations of indemnification with respect to the generators. The Generator License Agreement will set forth the specific terms and conditions relating to the location, permits, approvals, operation, removal, insurance, and liability associated with the electrical generators. 12. Broker. Tenant represents to Landlord, that Tenant has not dealt with any real estate broker, salesperson, or finder in connection with this Fifth Amendment except for Landlord's Broker, CBRE, Inc., (“Broker") 600 Grant Street, Suite 4800, Pittsburgh, PA 15219. Unless otherwise agreed by the parties, Landlord shall be responsible for the payment of commission to the Broker based upon Landlord's separate agreement with such Broker. Tenant hereby agrees to indemnify and hold harmless the Landlord and its respective agents and employees, from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. 13. Full Force and Effect. Except as specifically set forth herein, the terms, covenants and conditions of the Lease shall remain in full force and effect. The Lease and this Fifth Amendment shall not be further modified or amended, except in writing signed by both Landlord and Tenant. This Fifth Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein and there are no other rights, including but not limited to, any 'renewals, extensions, expansions, purchases, rights of first refusal, allowances, etc., granted under the Lease or this Fifth Amendment. Landlord and Tenant hereby ratify and affirm all of the remaining terms and conditions of the Lease. Tenant hereby acknowledges that, as of the date of this Fifth Amendment, Landlord is not in default of any of the terms and conditions of the Lease. 14. Provisions Binding. All rights and liabilities herein given to or imposed upon the parties to this Fifth Amendment shall extend to, and be binding upon and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns.

15. Confidentiality. Tenant, Tenant's representative, Landlord, and Landlord's representative agree that it shall maintain in confidence and shall not divulge to any third party {except as may be required by law) any of the items, covenants and conditions of the Lease and this Fifth Amendment, including without limitation, any information related to the rental rate, the length of the Term, and any other terms and conditions thereof. Tenant and Landlord further agree to take commercially reasonable precautions to prevent the unauthorized disclosure of any such information to any third parties. Tenant's and Landlord's obligations under this Section 14. shall survive the termination of the Lease. (SIGNATURE PAGE FOLLOWS)

EXHIBIT “B” LANDLORD'S BASE BUILDING WORK Landlord will deliver the Third Floor Premises in shell condition with the following work Complete: •The ceiling. lighting, flooring, base and any interior wall will be removed. •All electrical will be removed back to the junction box. •VA V boxes, sprinkler lines will remain.